UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2025

FREIGHT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38172	87-2792157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Timberloch Place, Suite 500, The Woodlands, TX	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (773) 905-5076

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	FRGT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

Effective February 14, 2025, Paul Freudenthaler and William Samuels submitted their resignations as directors to the board of directors (the “Board” or the “Board of Directors”) of Freight Technologies, Inc. (the “Company”). Their resignations were not the result of any dispute or disagreement with the Company or the Board. Mr. Freudenthaler will continue as the Company Secretary.

Appointment of Directors

On February 14, 2025, the Board approved the appointment of Leilei Nie and Andres Gonzalez as the directors of the Company.

The following is a brief account of the education and business experience during at least the past five years of each director, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out:

Leilei Nie

Leilei Nie has been a member of the Board of Directors since February 2025. Ms. Nie is a Strategy and Business Project Management professional with over 17 years of experience in financial services and fintech. She has been leading project management at X Star Technology, a leading non-bank car financing institution in Singapore since January 2025. Previously, Ms. Nie was a Senior Project Manager at Fidelity Fund Management (China) from May 2022 to June 2024 and a Senior Manager at Accenture from July 2021 to April 2022, focusing on financial services in Greater China. From December 2016 to June 2021, she served as Deputy Director in the Strategy and CEO Office at OneConnect Financial Technology, the fintech arm of Ping An Group in China. Her earlier roles include Strategy Manager at Commonwealth Bank of Australia (China) from January 2014 to December 2016 and Senior Associate at Z-Ben Advisors from June 2012 to December 2013, advising global asset managers on China market entry. Ms. Nie began her career in marketing roles at iFast Financial and Prudential Asset Management in Singapore from June 2005 to July 2010. Ms. Nie earned an MBA from China Europe Business School in April 2012 and a Bachelor’s degree in Computing from the National University of Singapore in May 2005. Ms. Nie is a Singaporean citizen.

Andres Gonzalez

Andrés González been a member of the Board of Directors since February 2025. Since 2024, Mr. Gonzalez has served as the Chief Executive Officer of Futura Reserva, an investment management company focused on the development and investment of residential, mixed-use, industrial, and hospitality real estate projects in Mexico. Prior to joining Futura Reserva, Mr. González served as Executive Vice President and Managing Director of Capital Natural (now CREO) from October 2014 to May 2024. In this role, his responsibilities included leading the development of large-scale projects such as Arboleda, Distrito Tec, Siendo, and Sofía 440 in Monterrey, and supervising the planning & development of more than one million square meters of master-planned communities, commercial spaces, office buildings, and residential properties. Additionally, Mr. González was responsible for the creation and management of multiple business units, including Property Management, CoBE, and Commercial Services. From February 2013 to October 2014, Mr. González had held senior management positions at Grupo MRP and Promologistics, where he was responsible for the oversight of infrastructure, shopping center, and logistics projects at a national level, he led asset portfolios valued at over $1 billion. Mr. González currently serves as an independent board member of Terra Energy and has been an active participant in organizations such as Young Presidents Organization since October 2021 and ECO since January 2025. He has also served as a faculty member for the Master’s in Finance program at Egade Business School, teaching at both the Monterrey and Santa Fe campuses from July 2021 to July 2023. Mr. Gonzalez earned a Bachelor’s degree in Accounting and Finance from Tec de Monterrey in December 2004 and later obtained an MBA with a specialization in Finance from Egade Business School in December 2016. Mr. Gonzalez further enhanced his expertise through leadership and management studies at Columbia Business School in November 2018, Kellogg School of Management in May 2024 and Babson College in 2015.

On February 19, 2025, pursuant to the approval of the Board, the Company entered into the Company’s standard form of independent director agreement (the “Independent Director Agreement”) with Ms. Nie and Mr. Gonzalez, respectively. Their initial terms as directors will be subject to an annual approval of the Board until the director’s removal or resignation. Under the Independent Director Agreement, the Company will pay Ms. Nie and Mr. Gonzalez an annual cash fee of $24,000. The Company will pay or reimburse Ms. Nie and Mr. Gonzalez for pre-approved reasonable business-related expenses incurred in good faith in the performance of the director’s duties for the Company. Either party of the Independent Director Agreement may each terminate the agreement at any time upon ten (10) days written notice, and the Company shall be obligated to pay any compensation and expenses due up to the termination date.

On February 19, 2025, in connection with Ms. Nie and Mr. Gonzalez appointments as directors, each of Ms. Nie and Mr. Gonzalez entered into the Company’s standard form of indemnification agreement (the “Indemnification Agreement”), providing, among other things, for (i) indemnification of the directors to the fullest extent permitted by the law of the State of New York, and as provided by, or granted pursuant to, any charter provision, its Amended and Restated Memorandum Articles of Association against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim; and (ii) the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under the law of the State of New York, and as provided by, or granted pursuant to, any charter provision, its Amended and Restated Memorandum Articles of Association.

The Independent Director Agreement and the Indemnification Agreement are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, and the description above is qualified in its entirety by reference to the full text of such exhibits.

Item 7.01. Regulation FD Disclosure.

On February 21, 2025, the Company issued a press release announcing the appointment of Leilei Nie and Andres Gonzalez to the Board.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1 hereto), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K and the statements contained herein may include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify these statements because they contain words such as “may,” “will,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” “plan,” “target,” “predict,” “potential,” or the negative of such terms, or other comparable terminology that concern the Company’s expectations, strategy, plans, or intentions. Forward-looking statements relating to expectations about future results or events are based upon information available to the Company as of today’s date and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties described in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the SEC. All subsequent written and oral forward-looking statements concerning the Company or other matters, and attributable to the Company or any person acting on its behalf, are expressly qualified in their entirety by the cautionary statements above. The Company does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof, except as required by law

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Independent Director Agreement
10.2	Form of Indemnification Agreement
99.1	Press Release dated February 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2025	Freight Technologies, Inc.

/s/ Javier Selgas
	Name:	Javier Selgas
	Title:	Chief Executive Officer